Exhibit 1.1

EXECUTION VERSION

AMC NETWORKS INC.

(a Delaware corporation)

$1,000,000,000 4.25% Senior Notes due 2029

UNDERWRITING AGREEMENT

Dated: January 25, 2021

AMC NETWORKS INC.

(a Delaware corporation)

$1,000,000,000 4.25% Senior Notes due 2029

UNDERWRITING AGREEMENT

January 25, 2021

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representative of the Underwriters Named in Schedule I

Ladies and Gentlemen:

AMC Networks Inc., a Delaware corporation (the “Company”), proposes to issue and sell to each of the Underwriters named in Schedule I hereto (collectively, “you” or the “Underwriters”), for whom J.P. Morgan Securities LLC is acting as representative (in such capacity, the “Representative”), $1,000,000,000 aggregate principal amount of its 4.25% Senior Notes due 2029 (the “Notes”). The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by the guarantors listed on Part A of Schedule III hereto (the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees are herein collectively referred to as the “Securities”. The Securities are to be sold to each Underwriter, acting severally and not jointly, in the respective principal amounts as are set forth in Schedule I opposite the name of such Underwriter. The Securities are to be issued pursuant to an indenture, dated as of March 30, 2016 (the “Base Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, dated as of March 30, 2016 (the “First Supplemental Indenture”), the Second Supplemental Indenture thereto, dated as of July 28, 2017 (the “Second Supplemental Indenture”), and the Third Supplemental Indenture thereto, to be dated as of the Closing Date (as defined below) (the “Third Supplemental Indenture,” and together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, collectively, the “Indenture”). The Securities and the Indenture are more fully described in the Time of Sale Information and the Prospectus referred to below.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder, a registration statement on Form S-3ASR (File No. 333-234695), including a prospectus, relating to the Securities. Such registration statement, at the time it became effective, including the information deemed to be part thereof at the time of its effectiveness pursuant to Rule 430A, 430B or 430C under the 1933 Act (“Rule 430 Information”), is referred to herein as the “Registration Statement.” The term “Preliminary Prospectus” means any prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Securities. Any reference in this Underwriting Agreement (this “Agreement”) to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or

the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated January 25, 2021, and any “free-writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act) listed on Schedule II hereto as constituting part of the Time of Sale Information. “Time of Sale” means 4:55 p.m. (Eastern time) on the date of this Agreement.

Section 1. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to the Underwriters that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the knowledge of the Company and the Guarantors, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the 1933 Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto consists of the information described as such in Section 6(b) hereof.

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto consists of the information described as such in Section 6(b) hereof.

(c) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto consists of the information described as such in Section 6(b) hereof.

(d) The Company (including its agents and representatives, other than the Underwriters and their agents and representatives) has not prepared, made, used, authorized or approved and will not prepare, make, use, authorize or approve any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the document set out in Schedule II hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto consists of the information described as such in Section 6(b) hereof.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) as of the Time of Sale, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act.

(f) (i) At the time of filing the Registration Statement and (ii) as of the Time of Sale (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act).

(g) The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(h) The Company is subject to Section 13 or 15(d) of the 1934 Act.

(i) KPMG LLP, who have reported upon certain audited financial statements and schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(j) The consolidated historical financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared, in all material respects, in accordance with the Commission’s rules applicable thereto.

(k) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware with power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

(l) The subsidiaries of the Company set forth on Part A (Guarantors) of Schedule III hereto, Part B (Non-Guarantor Restricted Subsidiaries) of Schedule III hereto and Part C (Unrestricted Subsidiaries) of Schedule III hereto are, as of the Time of Sale and as of the Closing Date, all of the subsidiaries of the Company (collectively, the “Subsidiaries”).

(m) Each Guarantor that is a corporation or limited liability company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business; and each such Guarantor that is a corporation or limited liability company is duly qualified to transact business as a foreign corporation or limited liability company, as applicable, and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock or membership interests of each Guarantor that is a corporation or limited liability company have been duly authorized and validly issued and are fully paid and nonassessable and, except as disclosed or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity or encumbrance of any kind other than the liens permitted to be granted pursuant to that certain second amended and restated credit agreement, dated as of July 28, 2017, by and among the Company, certain of the Subsidiaries, JPMorgan Chase Bank, N.A., as Administrative Agent, the other agents party thereto and the lenders party thereto from time to time, as amended or modified.

(n) AMC Networks Broadcasting & Technology is a general partnership duly formed and validly existing under the laws of the State of New York and has the requisite power and authority to own, lease and operate its properties and conduct its business.

(o) The Company had at September 30, 2020 a duly authorized and outstanding capitalization as set forth in the Preliminary Prospectus and the Prospectus in the column labeled “As of September 30, 2020 – Actual” under the caption “Capitalization”; the Securities conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(p) The Notes have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(q) The Guarantees have been duly authorized by each of the Guarantors, and when the Notes and the Guarantees are executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, each Guarantee will constitute a valid and binding obligation of the respective Guarantor entitled to the benefits of the Indenture and enforceable against the respective Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(r) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights of any stockholder of the Company.

(s) This Agreement has been duly authorized, executed and delivered by the Company.

(t) This Agreement has been duly authorized, executed and delivered by each of the Guarantors.

(u) Each of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantors, and constitutes a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the Third Supplemental Indenture has been duly authorized by each of the Company and the Guarantors, and, when duly executed and delivered by the Company, the Guarantors and the other parties thereto, the Indenture will constitute a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus. In addition, the Indenture has been duly qualified under the Trust Indenture Act.

(v) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) any change in the capital stock or other ownership interests or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, (C) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (D) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

(w) (A) Neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, or in violation of any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, except for such defaults or violations that would not have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or (B) neither the Company nor any Guarantor is in violation of the charter or by-laws or similar organizational documents of the Company or any Guarantor. The execution and delivery of this Agreement and the Indenture (collectively, the “Operative Documents”), the issuance and delivery of the Securities, the consummation by the Company and the Guarantors of the transactions contemplated by the Operative Documents and the compliance by the Company and the Guarantors with the terms of the Operative Documents have been duly authorized by all necessary action (limited liability company, corporate or other, as applicable) on the part of the Company and the Guarantors and do not and will not result in any violation of the charter or by-laws or similar organizational documents of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound or to which any of their respective properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise) or (C) any material agreement or other material instrument (including any franchise agreement, license, permit or other governmental authorization granted by the Federal Communications Commission (hereinafter called the “FCC”), or any other governing body having jurisdiction over cable television operations) binding upon the Company or any of the Subsidiaries (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise).

(x) The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under “Description of Notes” and “Material U.S. Federal Tax Consequences,” insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, with respect to such legal matters, documents and proceedings, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(y) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign, is required (i) for the valid authorization, issuance, sale and delivery of the Securities in the United States, or (ii) for the execution, delivery or performance by the Company and the Guarantors of this Agreement or the Indenture except for (A) such as have been obtained or made by the Company and are in full force and effect under the 1933 Act, (B) registrations under state securities or blue sky laws and (C) any such consent, approval, authorization, order or registration the failure of which to obtain or make or the absence of which would result in no material adverse effect on the Company and its subsidiaries, considered as one enterprise.

(z) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company and the Guarantors, threatened against or affecting the Company or any Subsidiary that the Company has reasonable cause to believe will result in any material adverse change in the consolidated financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or that will materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that the Company has reasonable cause to believe will materially adversely affect the consummation of the transactions contemplated in this Agreement.

(aa) The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents, with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other published laws, rules, and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery or corruption (together with the FCPA, the “Anti-Corruption Laws”), and the Company and its subsidiaries and, to the knowledge of the Company and the Guarantors, their respective directors, officers, employees and agents are in compliance with the Anti-Corruption Laws in all material respects. Reference to “knowledge of the Company and the Guarantors” in the preceding sentence is to the actual knowledge of the executive officers of the Company identified in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders.

(bb) The Company and its subsidiaries and, to the knowledge of the Company and the Guarantors, their respective directors, officers, employees and agents, are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties (collectively, the “Money Laundering Laws”) in all material respects; and no action, suit or proceeding by or before any government, governmental instrumentality or court, domestic or foreign, involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(cc) None of the Company or any of its subsidiaries or, to the knowledge of the Company and the Guarantors, their respective directors, officers, employees or agents, is an individual or entity (“Person”) currently the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the target of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business that will result in a violation of Sanctions.

(dd) The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act and determined that such disclosure controls and procedures are effective.

(ee) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and include policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company and its subsidiaries are being made only in accordance with authorizations of management and directors of the Company and its subsidiaries, and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its subsidiaries that could have a material effect on the financial statements. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s and its subsidiaries’ internal control over financial reporting.

(ff) The Company and the Subsidiaries each has good and marketable title to all material properties and assets described in the Registration Statement, the Time of Sale Information and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Registration Statement, the Time of Sale Information and the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; and any material real property and buildings under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere, to an extent material to the Company and its subsidiaries, considered as one enterprise, with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

(gg) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and the Subsidiaries each owns, possesses or has obtained all material agreements, governmental licenses, permits, certificates, consents, orders, approvals and other material authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted; and, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

(hh) Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, considered as one enterprise, (i) the Company and its subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, trademark registrations, service mark registrations and other indicia of origin, copyrights, works of authorship, all applications and registrations for the foregoing, domain names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, free of liens; (ii) to the knowledge of the Company and the Guarantors, the conduct of their respective businesses does not infringe or otherwise violate any such rights of others; (iii) to the knowledge of the Company and the Guarantors, no third-party violates or infringes the intellectual property owned by the Company or any of its; and (iv) none of the Company or its subsidiaries have received any written notice of any claim of infringement or other violation of any such rights of others.

(ii) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (i)(x) to the knowledge of the Company and the Guarantors, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and the Company and the Guarantors have no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; (ii) to the knowledge of the Company and the Guarantors, the Company and its subsidiaries are presently in compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent in all material respects with industry standards and practices or otherwise as the Company and its subsidiaries generally deem reasonably adequate for their business.

(jj) To the knowledge of the Company and the Guarantors, and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no labor problem exists with its employees or with employees of the Subsidiaries that would reasonably be expected to materially and adversely affect the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

Any certificate signed by any officer of the Company or any Guarantor and delivered to you or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as applicable, to each Underwriter as to the matters covered thereby.

Section 2. Purchase, Sale and Resale of the Notes; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to be paid by the Underwriters of 98.45%, the principal amount of the Notes set forth opposite its name on Schedule I, plus accrued interest, if any, from February 8, 2021 plus any additional principal amount of the Notes which it may become obligated to purchase pursuant to Section 10 hereof.

(b) Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, or at such other place in The City of New York, at 9:00 a.m. on February 8, 2021 or at such other time not more than ten full business days thereafter as shall be agreed upon by the Company and the Representative, or as shall otherwise be provided in Section 10 (such date and time of payment and delivery being herein called the “Closing Date”). Payment shall be made by wire transfer of same day federal funds to the Company to an account designated by the Company to the Representative, against delivery of the Notes to the Underwriters for the respective accounts of the several Underwriters. The Notes shall be in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof and registered in such names as the Representative may request in writing at least two full business days before the Closing Date.

(c) The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Notes on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

(d) Each of you hereby severally represents, warrants and agrees that (i) you have complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”), with respect to anything done by you in relation to the Notes in, from or otherwise involving the United Kingdom, and (ii) you have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any Notes to persons who (w) have professional experience in matters relating to investments, (x) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the FSMA (Financial Promotion) Order 2001 (as amended), (y) are outside the United Kingdom or (z) are persons to whom the invitation or inducement may otherwise lawfully be communicated or caused to be communicated.

Section 3. Certain Covenants of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, covenants with the Underwriters as follows:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the 1933 Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule II hereto) to the extent required by Rule 433 under the 1933 Act; and will timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 p.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request in writing. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the 1933 Act and in any event prior to the Closing Date.

(b) The Company will deliver, without charge, upon written request, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case excluding all exhibits and consents filed therewith, and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Time of Sale Information and the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request in writing. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Securities by any Underwriter or dealer to purchasers who are not affiliates of any Underwriter; provided that the Prospectus Delivery Period shall end on the date that is 90 days after the date hereof.

(c) Before making, preparing, using, authorizing, approving or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus (other than a report or statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act), the Company will furnish to counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed (other than a report or statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act); (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the initiation or, to the knowledge of the Company and the Guarantors, threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information, the Prospectus or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as practicable the withdrawal thereof.

(e) If at any time during the Prospectus Delivery Period, (i) any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company to amend or supplement the Prospectus (or the Time of Sale Information to the extent the

Prospectus is not yet available) in order that the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (ii) it is necessary to amend or supplement the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) to comply with law, the Company will promptly notify the Underwriters thereof and prepare and file with the Commission and furnish to the Underwriters such amendment or supplement such that the statements in the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) will comply with law. Except as otherwise required by the preceding sentence, the Company will not be obligated to update the Prospectus or the Time of Sale Information. Such updating may be done by means of the filing of one or more documents under the 1934 Act that are incorporated by reference in the Prospectus or Time of Sale Information.

(f) The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(g) The Company and each of the Guarantors will use its reasonable best efforts, in cooperation with you, to qualify the Securities for distribution under the applicable securities laws of such states and other jurisdictions as you may designate, if any, and to maintain such qualifications in effect for a period of not less than one year from the date of the Prospectus; provided, however, that neither the Company nor any Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company and the Guarantors will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

(h) Neither the Company nor any Guarantor will be or become, at any time prior to the expiration of three years after the Closing Date, an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

(i) The Company will apply the net proceeds that it receives from the offer and sale of the Securities in the manner set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”.

Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (b) the preparation, printing and filing of the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (c) the preparation, printing and distribution of this Agreement, the Indenture and the Securities, (d) the delivery of the Securities to the Underwriters, (e) the reasonable fees and disbursements of the Company’s counsel and accountants, (f) any fees charged by rating agencies for rating the Securities, (g) the reasonable fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee and the Transfer Agent, in connection with the Indenture and the

Securities, (h) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the approval of the Securities for book-entry transfer by The Depository Trust Company, and (i) the preparation, printing and distribution of any Issuer Free Writing Prospectus to investors or prospective investors.

If this Agreement is terminated by you in accordance with the provisions of Section 5 or 9(a)(i) or by the Company in accordance with the provisions of Section 9(b), the Company shall reimburse the Underwriters for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of each of the Company and the Guarantors contained herein on the date hereof and on the Closing Date or in certificates of any officer of the Company or any Guarantor delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder, and to the following further conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act shall be pending before or, to the knowledge of the Company and the Guarantors, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act); and all requests by the Commission for additional information relating to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

(b) On the Closing Date, you shall have received a signed opinion and letter of Sullivan & Cromwell LLP, counsel for the Company, dated as of the Closing Date, substantially in the form set forth on Exhibit A, a signed opinion of Jones Walker LLP, special Louisiana counsel for certain Guarantors, dated as of the Closing Date, substantially in the form set forth on Exhibit B and a signed opinion of Hinckley, Allen & Snyder LLP, special Rhode Island counsel for a certain Guarantor, dated as of the Closing Date, substantially in the form set forth on Exhibit C.

(c) On the Closing Date, you shall have received a signed opinion of James G. Gallagher, Executive Vice President and General Counsel for the Company, dated as of the Closing Date, substantially in the form set forth on Exhibit D.

(d) On the Closing Date, you shall have received a signed opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as special communications counsel to the Company, dated as of the Closing Date, substantially in the form set forth on Exhibit E.

(e) On the Closing Date, you shall have received from Hughes Hubbard & Reed LLP, counsel for the Underwriters, dated as of the Closing Date, a signed statement of such counsel with respect to Section 5(a) and a signed opinion of such counsel to the effect that the opinions delivered pursuant to Sections 5(b), 5(c) and 5(d) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Indenture, the Registration Statement, the Time of Sale Information, the Prospectus, the documents incorporated by reference therein and such other related matters as you may require. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and the General Corporation Law of the State of Delaware, and no opinion as to federal or state communications laws. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Guarantors and certificates of public officials.

(f) On the Closing Date, (i) the Prospectus, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Time of Sale Information or the Prospectus, any material adverse change or any development involving a prospective material adverse change, in or affecting the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, (iii) the Company and each of the Guarantors shall have complied with all agreements and satisfied all conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date and (iv) the other representations and warranties of each of the Company and the Guarantors set forth in Section 1 hereof shall be accurate as though expressly made at and as of the Closing Date. On the Closing Date, you shall have received a certificate of the Chief Executive Officer, President, a Vice Chairman or a Vice President, of the Company, dated as of the Closing Date, to such effect.

(g) You shall have received from KPMG LLP (i) at the time of execution of this Agreement, a letter dated the date hereof and in accordance with statement on Auditing Standards No. 72, as amended, in form and substance satisfactory to the Representative and (ii) on the Closing Date, a letter, dated as of the Closing Date, to the effect that KPMG LLP reaffirms the statements made in the letter furnished pursuant to Section 5(g)(i), except that the specified date referred to shall be a date not more than five business days prior to the Closing Date.

(h) On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the 1934 Act, and (ii) no such organization shall have publicly announced that it is placing under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(i) On the Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities contemplated in this Agreement and the matters referred to in Section 5(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Guarantors, the performance of any of the covenants of the Company and the Guarantors, or the fulfillment of any of the conditions herein contained.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

Section 6. Indemnification. (a) Each of the Company and the Guarantors agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees and affiliates, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in any portion of the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the Guarantors, their respective directors, officers, employees and affiliates, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense (including reasonable fees and disbursements of counsel chosen by the Company) described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions of material fact, or alleged untrue statements or omissions of material fact, made in any portion of the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein. The Company hereby acknowledges that the only such information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto consists of the statements set forth in the third paragraph, fifth paragraph (including the three bullet points) and sixth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

(c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel and one local counsel in each relevant jurisdiction for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities under this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.

The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The obligations of the Underwriters under this Section 7 shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section, each director, officer, employee and affiliate of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director, officer, employee and affiliate of the Company and of the Guarantors and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Guarantors.

Section 8. Agreements to Survive Delivery. The agreements and other statements of the Company, the Guarantors or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Guarantor or any Underwriter or controlling person within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Securities.

Section 9. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the respective dates as of which information is given in the Time of Sale Information or the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to proceed with the offering, sale or delivery of the Securities or enforce contracts for the sale of Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission, FINRA or the NASDAQ Stock Market LLC, or if trading generally on the New York Stock Exchange or in the over the counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, FINRA or any other governmental authority or (iv) if a banking moratorium has been declared by either federal or New York authorities.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Securities that it or they are obligated to purchase pursuant to this Agreement (the “Defaulted Securities”), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective purchase obligation proportions bear to the purchase obligations of all non-defaulting Underwriters, or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed, electronically transmitted or transmitted by any standard form of telecommunication. Notices to you shall be directed, on behalf of the Representative, to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, attention of Richard Gabriel (fax: (212) 270-1063), with a copy to Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, attention of Gary J. Simon, Esq. (fax: (212) 299-6770); and notices to the Company shall be directed to it at AMC Networks Inc., 11 Penn Plaza, New York, New York 10001, attention of James G. Gallagher (fax: (646) 273-3789), with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, attention of Robert W. Downes (fax: (212) 558-3588).

Section 12. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or any BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 12:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable;

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13. No Advisory or Fiduciary Relationship. Each of the Company and the Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as principals and are not the agent or fiduciary of the Company or any Guarantor, or their respective stockholders, creditors, employees or any other party, (c) the Underwriters have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or the Guarantors on other matters) and the Underwriters do not have any obligation to the Company or any Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 14. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company, the Guarantors and, to the extent expressed, any person controlling the Company or any of the Underwriters, and the directors, officers, employees and affiliates of the Underwriters, Company, the Guarantors and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Securities. All of the obligations of the Underwriters hereunder are several and not joint.

Section 15. Governing Law and Time. This Agreement and any claim, controversy or dispute arising under this Agreement shall be governed by the laws of the State of New York and subject to the exclusive jurisdiction of the courts of the State of New York in the United States of America. Specified times of the day refer to New York City time.

Section 16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not considered to be part of this Agreement.

Section 17. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Guarantors and the Underwriters in accordance with its terms.

Very truly yours,

AMC NETWORKS INC.

By:	/s/ John Hsu
Name:	John Hsu
Title:	Executive Vice President, Corporate Development and Treasurer

AMC Networks Inc. – Underwriting Agreement

2ND PARTY LLC
AMC FILM HOLDINGS LLC
AMC NETWORKS BROADCASTING & TECHNOLOGY
AMC NETWORK ENTERTAINMENT LLC
AMC NETWORKS INTERNATIONAL ASIA-PACIFIC LLC
AMC NETWORKS INTERNATIONAL LLC
AMC PREMIERE LLC
AMC NETWORKS PRODUCTIONS LLC
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC
AMCN PROPERTIES LLC
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION DIGITAL STORE LLC
IFC ENTERTAINMENT HOLDINGS LLC
IFC ENTERTAINMENT LLC
IFC FILMS LLC
IFC IN THEATERS LLC
IFC PRODUCTIONS I L.L.C.
IFC TELEVISION HOLDINGS LLC
IFC THEATRES CONCESSIONS LLC
IFC THEATRES, LLC
IFC TV LLC
IFC TV STUDIOS HOLDINGS LLC
IPTV LLC
RAINBOW FILM HOLDINGS LLC
RAINBOW MEDIA ENTERPRISES, INC.
RAINBOW MEDIA HOLDINGS LLC
RAINBOW PROGRAMMING HOLDINGS LLC
RNC HOLDING CORPORATION
RNC II HOLDING CORPORATION SELECTS VOD LLC
SHUDDER LLC
SUNDANCE FILM HOLDINGS LLC
SUNDANCETV LLC
VOOM HD HOLDINGS LLC
WE TV ASIA LLC
WE TV HOLDINGS LLC
WE TV LLC

By:	/s/ John Hsu
Name:	John Hsu
Title:	Executive Vice President, Corporate Development and Treasurer

AMC Networks Inc. – Underwriting Agreement

61ST STREET PRODUCTIONS I LLC
AMC TV STUDIOS LLC
ANIMAL CONTROL PRODUCTIONS I LLC
ANTHEM PRODUCTIONS I LLC
BADLANDS PRODUCTIONS I LLC
BADLANDS PRODUCTIONS II LLC
BENDERS PRODUCTIONS I LLC
BROCKMIRE PRODUCTIONS I LLC
COBALT PRODUCTIONS LLC
COMIC SCRIBE LLC
CROSSED PENS DEVELOPMENT LLC
DISPATCHES PRODUCTIONS I LLC
EXPEDITION PRODUCTIONS I LLC
FIVE FAMILIES PRODUCTIONS I LLC
FIVE MOONS PRODUCTIONS I LLC
GEESE PRODUCTIONS LLC
GROUND WORK PRODUCTIONS LLC
HALT AND CATCH FIRE PRODUCTIONS LLC
HALT AND CATCH FIRE PRODUCTIONS I LLC
HALT AND CATCH FIRE PRODUCTIONS II LLC
HALT AND CATCH FIRE PRODUCTIONS III LLC
HALT AND CATCH FIRE PRODUCTIONS IV LLC
HAP AND LEONARD PRODUCTIONS I LLC
HAP AND LEONARD PRODUCTIONS II LLC
HAP AND LEONARD PRODUCTIONS III LLC
IFC TV STUDIOS LLC
KINDRED SPIRIT PRODUCTIONS LLC
KOPUS PRODUCTIONS LLC
KOPUS PRODUCTIONS II LLC
LIVING WITH YOURSELF PRODUCTIONS I LLC
LODGE PRODUCTIONS I LLC
LODGE PRODUCTIONS II LLC
MAKING WAVES STUDIO PRODUCTIONS LLC
MECHANICAL PRODUCTIONS I LLC
MONUMENT PRODUCTIONS I LLC

By:	/s/ Kevin Drozdowski
Name:	Kevin Drozdowski
Title:	Vice President And Assistant Treasurer

AMC Networks Inc. – Underwriting Agreement

NEWFOUND LAKE PRODUCTIONS I LLC
NOS4A2 PRODUCTIONS I LLC
PEACH PIT PROPERTIES LLC
PENS DOWN LLC
PREMIER QUILLS LLC
RECTIFY PRODUCTIONS LLC
RECTIFY PRODUCTIONS II LLC
RECTIFY PRODUCTIONS III LLC
RECTIFY PRODUCTIONS IV LLC
RED MONDAY PROGRAMMING LLC
ROUGHHOUSE PRODUCTIONS I LLC
SLEUTH SECRETS PRODUCTIONS LLC
STALWART PRODUCTIONS LLC
STAN PRODUCTIONS I LLC
STAN PRODUCTIONS II LLC
SUNDANCE CHANNEL ORIGINALS LLC
THE SON PRODUCTIONS I LLC
TURN PRODUCTIONS LLC
TURN PRODUCTIONS II LLC
TURN PRODUCTIONS III LLC
TURN PRODUCTIONS IV LLC
TWD PRODUCTIONS IV LLC
TWD PRODUCTIONS V LLC
TWD PRODUCTIONS VI LLC
TWD PRODUCTIONS VII LLC
TWD PRODUCTIONS VIII LLC
TWD PRODUCTIONS IX LLC
TWD PRODUCTIONS X LLC
TWD PRODUCTIONS XI LLC
UNIVERSE PRODUCTIONS LLC
WE TV STUDIOS LLC
WOODBURY STUDIOS LLC As Guarantors

By:	/s/ Kevin Drozdowski
Name:	Kevin Drozdowski
Title:	Vice President And Assistant Treasurer

AMC Networks Inc. – Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Thomas A Jackson Jr
Name: Thomas A Jackson Jr
Title: Executive Director

For itself and as Representative of the other Underwriters named in Schedule I hereto

AMC Networks Inc. – Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of 4.25% Notes due 2029
J.P. Morgan Securities LLC	$93,617,000
BofA Securities, Inc.	$93,617,000
Citigroup Global Markets Inc.	$93,617,000
Mizuho Securities USA LLC	$93,617,000
Truist Securities, Inc.	$93,617,000
Wells Fargo Securities, LLC	$93,617,000
BNP Paribas Securities Corp.	$76,596,000
Fifth Third Securities, Inc.	$76,596,000
Morgan Stanley & Co. LLC	$76,596,000
Scotia Capital (USA) Inc.	$76,596,000
U.S. Bancorp Investments, Inc.	$76,596,000
Barclays Capital Inc.	$55,318,000

Total	$1,000,000,000

SCHEDULE II

Free Writing Prospectus

Dated January 25, 2021

Filed Pursuant to Rule 433

Registration Statement No. 333-234695

Final Term Sheet

AMC Networks Inc.

$1,000,000,000 4.25% Senior Notes due 2029 (the “Notes”)

Issuer:	AMC Networks Inc. (the “Company”)

Aggregate Principal Amount:	$1,000,000,000

Title of Securities:	4.25% Senior Notes due 2029

Final Maturity:	February 15, 2029

Coupon:	4.25%

Issue Price:	100.000% of principal amount

Yield to Maturity:	4.250%

Interest Payment Dates:	Semi-annually on each February 15 and August 15, beginning August 15, 2021

Proceeds to Issuer (Before Expenses):	$984,500,000 (98.45%)

Optional Redemption:

On or after February 15, 2024, the Company may redeem Notes, at its option, in whole or in part, at any time and from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve month period beginning on February 15 of the years indicated below:

Year	Percentage
2024	102.125%
2025	101.063%
2026 and thereafter	100.000%

Make-Whole Call:	At any time prior to February 15, 2024, the Company may redeem the Notes, at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof to be redeemed plus the “Applicable Premium” calculated as described in the preliminary prospectus supplement at the rate of T+50 basis points, and accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Equity Claw:	At any time prior to February 15, 2024, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 104.25% of the principal amount thereof, plus accrued and unpaid interest, if any, using the net proceeds of certain equity offerings.

Use of Proceeds:	The Company estimates that the net proceeds from this offering will be approximately $984,500,000, after deducting the underwriting discounts and commissions. The Company intends to use such proceeds to redeem (i) the remaining $400 million principal amount of the Company’s 4.75% senior notes due 2022 and (ii) $600 million principal amount of the Company’s 5.00% senior notes due 2024.

Settlement Date:	T+10; February 8, 2021

Underwriters:

J.P. Morgan Securities LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

Mizuho Securities USA LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Fifth Third Securities, Inc.

Morgan Stanley & Co. LLC

Scotia Capital (USA) Inc.

U.S. Bancorp Investments, Inc.

Barclays Capital Inc.

CUSIP/ISIN:	00164VAF0 / US00164VAF04

It is expected that delivery of the Notes will be made to investors on or about February 8, 2021, which will be the tenth business day following the date of pricing of the Notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to February 8, 2021 will be required, by virtue of the fact that the Notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus (or, if available, the prospectus supplement) if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533.